UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 13, 2011

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	98-0417780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 13, 2011, Lucas Energy, Inc. (The "Company" or "Lucas") entered into a Purchase and Sale Agreement (the “Sale Agreement”) with Nordic Oil USA 2 LLLP (“Nordic 2”).  Pursuant to the Sale Agreement, which has an effective date of February 1, 2011, the Company agreed to sell Nordic 2 all of its interests, or a 7.56% working interest, in and to certain oil, gas and mineral leases located in McKinley County, New Mexico, which properties were acquired by the Company in January 2011. In the Sale Agreement, Nordic 2 acquired all rights to any overriding interests, mineral and royalty interests and other property interests we had in the property, all rights to any wells on the property, all contractual rights associated with the property, all easements, permits, equipment and oil, gas and other hydrocarbons on the property, as well as all data which we had associated with the property.  The purchase did not include any of our accounts payable or receivable related to the property sold.  Pursuant to the Sale Agreement, Nordic 2 agreed to pay an aggregate of $4,000,000 in connection with the purchase. The Company agreed to pay a commission of up to $400,000 associated with the Sale Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

10.1*	Purchase and Sale Agreement – Lucas Energy, Inc. and Nordic Oil USA 2 LLP (October 13, 2011)

* Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ K. Andrew Lai
Name: K. Andrew Lai
Title: Chief Financial Officer

Date: October 19, 2011